  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2020

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, AutoWeb, Inc. (“Company” or “AutoWeb”) announced that it has implemented a series of cost reduction actions in response to the COVID-19 pandemic, including a reduction in the monthly base salaries of its executive officers for the period from April 1, 2020 to June 30, 2020 (“Reduction Period”). The following are the percentage reductions in monthly base salaries for the Company’s named executive officers:

●
Jared R. Rowe, President and Chief Executive Officer--a 30% reduction
●
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary--a 10% reduction
●
Joseph P. Hannan, Executive Vice President, Chief Financial Officer--a 10% reduction

Mr. Rowe also agreed to forego his $15,000 per month travel and housing allowance during the Reduction Period.

The full monthly base salaries of the Company’s executives will be reinstated effective July 1, 2020 unless the reductions are extended, and the reduction amounts will be payable in the event a change in control of the Company occurs during 2020. The other elements of these executives’ compensation are unchanged.

In addition, the Compensation Committee of the Board of Directors of the Company has elected to reduce the cash meeting fees and quarterly retainer for the Board of Director’s independent outside directors by 50% for the Reduction Period.

Item 7.01.
Regulation FD Disclosure.

The disclosure set forth in Item 5.02 above is incorporated by reference into and furnished under this Item 7.01.

In addition to compensation reductions for our Chief Executive Officer and other named executive officers and the reduction to the Board of Directors cash meeting and quarterly retainer fees described above under Item 5.02, the Company has also announced on April 6, 2020 the following additional cost reduction actions in response to the COVID-19 pandemic:

●
Reduced recruitment, travel, consulting and business-to-business marketing expenses;
●
Consolidation of various technology tools and products; and
●
Limited employee furloughs and staff reductions.

The Company expects that the announced cost reductions will save the Company approximately $1.6 million in cash expenditures in calendar year 2020.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that the Company expects the cost reductions to save approximately $1.6 million in cash expenditures in calendar year 2020, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are the responses of federal and state government to the COVID-19 pandemic, changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the Company’s stock.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

99.1	Press Release dated April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 6, 2020
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary